Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE May 4, 2016

Northwest Pipe Company Reports First Quarter Results and Announces Conference Call

VANCOUVER, WA – 05/04/2016– Northwest Pipe Company (Nasdaq: NWPX) today announced its financial results for the quarter ended March 31, 2016. The Company will broadcast its first quarter 2016 earnings conference call on Thursday, May 5, 2016, at 8:00 am PDT.

First Quarter 2016 Results

Net sales for the quarter ended March 31, 2016 decreased 60.0% to $33.9 million compared to $84.9 million for the quarter ended March 31, 2015. Gross loss was $5.4 million (negative 16.0% of net sales) in the first quarter of 2016, as compared to gross profit of $3.9 million (4.6% of net sales) in the first quarter of 2015. Net loss for the first quarter of 2016 was $9.6 million or $1.00 per diluted share compared to $2.1 million or $0.22 per diluted share for the first quarter of 2015.

Water Transmission sales decreased 47.8% to $29.4 million in the first quarter of 2016 from $56.2 million in the first quarter of 2015.  The decrease in net sales was the result of a 52% decrease in average selling prices due to the mix of products produced coupled with lower steel costs partially offset by a 10% increase in production. Water Transmission had a segment gross loss of $5.8 million (negative 19.6% of segment net sales) in the first quarter of 2016 compared to a gross profit of $7.5 million (13.4% of segment net sales) in the first quarter of 2015.  Water Transmission gross profit decreased due to lower selling prices from the competitive pressures in the bidding for water infrastructure projects combined with the mix of projects produced in the quarter.

Tubular Products sales decreased 84.0% to $4.6 million in the first quarter of 2016 from $28.6 million in the first quarter of 2015. The Tubular Products segment had a gross margin of $0.3 million in the first quarter of 2016 compared to gross loss of $3.6 million in the first quarter of 2015. The gross profit was attributed to the Company realizing prices slightly higher than those projected in our fourth quarter lower of cost or market inventory adjustment.

As of March 31, 2016, the backlog of orders in the Water Transmission segment was approximately $114 million. This compared to a backlog of $116 million as of December 31, 2015 and $88 million as of March 31, 2015. The backlog includes confirmed orders, including the balance of projects in process, and projects for which the Company has been notified that it is the successful bidder even though a binding agreement has not been executed.

Outlook

“We are seeing improved demand and indications that our Water Transmission market is beginning to stabilize. However, due to existing backlog it could take some months before the stability becomes recognizable. As a result, we expect the near term Water Transmission margins to remain depressed,” said Scott Montross, President and Chief Executive Officer of the Company. “We continue to sell and ship the remaining inventory at our idled and last remaining energy tubular facility in Atchison, Kansas.”

Conference Call

The Company will hold its first quarter 2016 earnings conference call on Thursday, May 5, 2016 at 8:00 am PDT. To listen to the live call, visit the Northwest Pipe Company website, www.nwpipe.com, under Investor Relations. For those unable to listen to the live call, the replay will be available approximately one hour after the event and will remain available until Friday, June 3, 2016 by dialing 1-888-562-2900 passcode 6301.

About Northwest Pipe Company

Northwest Pipe Company is the largest manufacturer of engineered steel pipe water systems in North America. With eight Water Transmission manufacturing facilities, the Company is positioned to meet North America's growing needs for water and wastewater infrastructure. The Company serves a wide range of markets and their solution-based products are a good fit for applications including: water transmission, plant piping, tunnels, and river crossings. The Company is headquartered in Vancouver, Washington and has manufacturing facilities across the United States and one manufacturing facility in Mexico.

Forward-Looking Statements

Statements in this press release by Scott Montross are "forward-looking" statements within the meaning of the Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act that are based on current expectations, estimates and projections about our business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by us include changes in demand and market prices for our products, product mix, bidding activity, the timing of customer orders and deliveries, production schedules, the price and availability of raw materials, price and volume of imported product, excess or shortage of production capacity, international trade policy and regulations, the results of our exploration of the sale of our remaining energy tubular products business, including our ability to identify and complete any transactions or other actions as a result of such efforts, our ability to identify and complete internal initiatives and/or acquisitions in order to grow our Water Transmission business and other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2015 and from time to time in our other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

For more information, visit www.nwpipe.com.

Contact:
Robin Gantt

Chief Financial Officer
(360) 397-6250

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NORTHWEST PIPE COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015

Net sales:
Water transmission	$29,358	$56,242
Tubular products	4,570	28,623
Net sales	33,928	84,865

Cost of sales:
Water transmission	35,108	48,723
Tubular products	4,257	32,251
Total cost of sales	39,365	80,974

Gross profit (loss):
Water transmission	(5,750)	7,519
Tubular products	313	(3,628)
Total gross profit (loss)	(5,437)	3,891

Selling, general and administrative expense	4,599	6,974

Operating (loss) income:
Water transmission	(7,256)	5,633
Tubular products	104	(4,617)
Corporate	(2,884)	(4,099)
Operating loss	(10,036)	(3,083)

Other income	40	44
Interest income	-	82
Interest expense	(119)	(417)

Loss before income taxes	(10,115)	(3,374)

Income tax benefit	(532)	(1,273)

Net loss	$(9,583)	$(2,101)

Basic loss per share	$(1.00)	$(0.22)

Diluted loss per share	$(1.00)	$(0.22)

Shares used in per share calculations:
Basic	9,572	9,553
Diluted	9,572	9,553

NORTHWEST PIPE COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	March 31,	December 31,
	2016	2015
Assets:
Cash and cash equivalents	$9,402	$10,309
Trade and other receivables, net	21,969	27,567
Costs and estimated earnings in excess of billings on uncompleted contracts	41,409	42,592
Inventories	29,379	29,475
Other current assets	4,895	5,336
Total current assets	107,054	115,279
Property and equipment, net	130,198	131,848
Other assets	11,958	12,253
Total assets	$249,210	$259,380

Liabilities:
Current portion of capital lease obligations	$366	$340
Accounts payable	3,739	4,739
Accrued liabilities	15,488	15,971
Billings in excess of cost and estimated earnings on uncompleted contracts	3,771	520
Total current liabilities	23,364	21,570
Capital leases obligations, less current portion	667	718
Other long-term liabilities	17,999	19,532
Total liabilities	42,030	41,820

Stockholders' equity	207,180	217,560
Total liabilities and stockholders' equity	$249,210	$259,380